                                                                     EXHIBIT 4.1

                                                                  As of  9/26/96

                           SYQUEST TECHNOLOGY, INC.
                           ------------------------

               1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN/1/
               -------------------------------------------------


      1. Purpose.  The purposes of the 1992 Non-Employee Director Stock Option
         -------
Plan are to attract and retain the best available personnel for service as Outside Directors of the Company and encourage ownership in the Company by such Outside Directors.

      2. Certain Definitions.  As used herein, the following definitions shall
         -------------------
apply:

      (a)  "Board" shall mean the Board of Directors of the Company.
            -----

      (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
            ----

      (c)  "Common Stock" shall mean the Common Stock, par value $0.001, of the
            ------------
Company.

      (d)  "Company" shall mean SyQuest Technology, Inc., a Delaware
            -------
corporation.

      (e)  "Continuous Status as a Director" shall mean the absence of any
            -------------------------------
interruption or termination of service as a Director.

      (f)  "Director" shall mean a member of the Board.
            --------

      (g)  "Employee" shall mean any person, including officers and Directors,
            --------
employed by the Company or any Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

      (h)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
            ------------
amended.

-------------------
/1/    Adopted by the Board of Directors of the Company in 1992 and approved by the stockholders of the Company on April 14, 1992. Amended by the Board of Directors of the Company in 1993, which amendment was approved by the stockholders of the Company on February 22, 1994. Amended by the Board of Directors on December 21, 1994, which amendment was approved by the stockholders of the Company on February 28, 1995. Amended by the Board of Directors on July 23, 1996, which amendment was approved by the stockholders of the Company on September 26, 1996.

       (i)  "Fair Market Value" shall mean, as of any date, the value of Common
             -----------------
Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock)) as reported in the Wall Street Journal or such other source as the Board deems reliable; or

           (ii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

      (j)  "Option" shall mean a stock option granted pursuant to the Plan.  All
            ------
Options granted hereunder shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Code.

      (k)  "Optioned Stock" shall mean the Common Stock subject to an Option.
            --------------

      (l)  "Optionee" shall mean an Outside Director who receives an Option.
            --------

      (m)  "Outside Director" shall mean a Director who is not an Employee.
            ----------------

      (n)  "Plan" shall mean this 1992 Non-Employee Director Stock Option Plan.
            ----

      (o)  "Share" shall mean a share of the Common Stock.
            -----

      (p)  "Subsidiary" shall mean a corporation, domestic or foreign, of which
            ----------
not less than 50% of the total combined voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      3. Stock Subject to the Plan.  Subject to the provisions of Section 10 of
         -------------------------
the Plan, the maximum aggregate number of Shares which may be subject to Options and sold under the Plan is 500,000 Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant and purchase under the Plan.

      4. Administration of and Grants of Options under the Plan.
         ------------------------------------------------------

      (a) Administrator.  Except as otherwise required herein, the Plan shall be
          -------------
administered by the Board. Subject to the provisions and restrictions of the Plan including, without limitation, the terms and provisions of Section 4(b) hereof, the Board shall have the authority (i) to interpret the Plan; (ii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and
(iv) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (b) Procedure for Grants.  All grants of Options hereunder shall be
          --------------------
automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

          (i) No person shall have any discretion to select which Outside Directors shall be granted Options, to determine when such Options shall be granted or to determine the number of Shares to be covered by Options granted to Outside Directors.

          (ii) Immediately after the stockholders of this Company have approved the adoption of this Plan, and immediately after each subsequent annual meeting of stock holders at which Directors are elected, reelected or continuing as Directors, each Outside Director shall be automatically granted an Option or Options to purchase such number of Shares as necessary so that during each of the then four immediately following twelve-month periods of July 1 through June 30 such Outside Director will have stock options (including stock options granted under plans other than this Plan) which become exercisable with respect to a minimum of 2,500 Shares during each such period. By way of example, if immediately following such a meeting of stock holders an Outside Director had an option to purchase 3,000 Shares that becomes exercisable during the first twelve-month period, an option to purchase 2,000 Shares that becomes exercisable during the second twelve-month period, an option to purchase 1,000 Shares that becomes exercisable during the third twelve-month period and no options that become exercisable during the fourth twelve-month period, the Director would be awarded the following Options that would become exercisable as follows: (i) zero options for the first twelve-month period, (ii) an Option to purchase 500 Shares which becomes exercisable on the last day of the second twelve-month period, (iii) an Option to purchase 1,500 Shares which becomes exercisable on the last day of the third twelve-month period and (iv) an Option to purchase

     2,500 Shares which becomes exercisable on the last day of the fourth twelve-month period. Notwithstanding the foregoing, (A) immediately after the annual meeting of stockholders at which Directors are elected, reelected or continuing as Directors held in calendar year 1994 (the "1994 Annual Meeting") and immediately after each subsequent annual meeting of stockholders at which directors are elected, reelected or continuing as Directors, each Outside Director shall be automatically granted an Option or Options to purchase such number of shares as necessary so that during each of the then four immediately following twelve-month periods of July 1 through June 30 such Outside Director will have stock options (including stock options granted under plans other than this Plan) which become exercisable with respect to a minimum of 5,000 Shares during each such period and (B) immediately after the annual meeting of stockholders at which Directors are elected, reelected or continuing as Directors held in calendar year 1997 (the "1997 Annual Meeting") and immediately after each subsequent annual meeting of stockholders at which directors are elected, reelected or continuing as Directors, each Outside Director shall be automatically granted an Option or Options to purchase such number of shares as necessary so that during each of the then four immediately following twelve-month periods of July 1 through June 30 such Outside Director will have stock options (including stock options granted under plans other than this Plan, but not including the option to purchase 30,000 shares which is to be granted to each Outside Director pursuant to Section 4(b) (v) below) which become exercisable with respect to a minimum of 10,000 Shares during each such period.

          (iii) During the term of this Plan, if a person first becomes an Outside Director by appointment by the Board to fill a vacancy or a newly created directorship, such Outside Director shall be automatically granted an Option or Options to purchase such number of Shares necessary so that during each of the then four immediately following twelve-month periods of July 1 through June 30 such Outside Director will have stock options (including stock options granted under plans other than this Plan but not including the option to purchase 30,000 shares which is to be granted to each Outside Director pursuant to Section 4(b) (v) below) which become exercisable with respect to a minimum of 2,500 Shares if such person first becomes an Outside Director by appointment by the Board to fill a vacancy or a newly created directorship prior to the 1994 Annual Meeting, with respect to a minimum of 5,000 shares if such person first becomes an Outside Director by appointment by the Board to fill a vacancy or a newly created directorship after the 1994 Annual Meeting, and with respect to a minimum of 10,000 shares if such person first becomes an Outside Director by appointment by the Board to fill a vacancy or a newly created directorship after the 1997 Annual Meeting.

          (iv) All Options granted pursuant to Sections 4(b) (ii) and (iii) above shall become exercisable on the last day of the applicable twelve-month period, provided the Outside Director is a member of the Board at such time.

          (v) During the term of this Plan, when a person first becomes an Outside Director, whether by election at the annual meeting of stockholders, or by appointment by the Board, such Outside Director shall be automatically granted a one-time stock option as set forth in this
     Section 4(b)(v), in addition to any stock options to be granted to such Outside Director pursuant to Section 4(b)(ii) or (iii). Immediately following the election or appointment of an Outside Director to the Board, such Outside Director shall be automatically granted a one-time Option to purchase 30,000 Shares, all of which Options shall be immediately exercisable. Notwithstanding the foregoing, immediately after the meeting of stockholders at which this Section 4(b) (v) is approved, all Outside Directors of the Company as of such date shall be granted a one-time Option to purchase 30,000 Shares, all of which Options shall be immediately exercisable. Such one-time option to purchase 30,000 shares shall not be considered in determining the number of stock options which an Outside Director has for purposes of the calculation in Sections 4(b)(ii) and
     (iii) above.

          (vi) Notwithstanding the foregoing, no Option shall be granted hereunder unless and until stockholder approval of the Plan has been obtained in accordance with Section 16 hereof.

          (vii) The terms of each Option granted hereunder shall include the following:

                a. The date of grant of an Option granted pursuant to Sections 4(b)(ii) or (iii) shall be the date of the applicable annual meeting of stockholders or date on which a person is appointed by the Board to fill a vacancy or newly created directorship pursuant to Sections 4(b)(ii) or (iii). The date of grant of an Option pursuant to Section 4(b)(v) shall be the date of the election or appointment of such Outside Director to the Board or, with respect to existing Outside Directors on the date of the meeting of stockholders at which Section 4(b)(v) is approved, such date. The Option shall expire and terminate seven (7) years from the date of grant.

                b. The Option shall be exercisable only while the Outside Director remains a Director of the

          Company, except as otherwise set forth in Section 8 hereof.

          (viii) In the event that any Option granted under the Plan would cause the number of Shares subject to out standing Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be proportionately reduced. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

      (c) Effect of Board's Decision.  All decisions, determinations and
          --------------------------
interpretations of the Board shall be final, conclusive and binding.

      5. Eligibility.  Options may be granted only to Outside Directors and
         -----------
shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

      6. Term of Plan.  The Plan shall become effective upon the earlier to
         ------------
occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 hereof. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 hereof.

      7. Exercise Price and Consideration.
         --------------------------------

      (a) Exercise Price.  The per Share exercise price for Optioned Stock shall
          --------------
be 100% of the Fair Market Value per Share on the date of grant of the Option; provided, however, if the date of grant is a legal holiday on which Shares are not traded, then the exercise price shall be 100% of the Fair Market Value per Share on the immediately following business day.

      (b) Form of Consideration.  The consideration to be paid for the Shares to
          ---------------------
be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, (ii) check, (iii) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) a waiver of compensation due or accrued to Optionee for services rendered; (v) a guaranty by the Company of a loan to the Optionee by a third party of all or part of the option price (but not more than the option price), and such guaranty may be on an unsecured or secured basis as the Board shall approve (including, without limitation, by a security interest in the Shares); (vi) provided that a public market for the Company's stock exists, a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to
                   -----------
exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (vii) provided that a public market for the Company's Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (viii) any combination of the foregoing.

      (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an
          -----------------
Option, the Optionee shall pay or make adequate provision for any applicable federal or state withholding obligations of the Company. Where approved by the Board in its sole discretion, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised. The Fair Market Value of the Shares to be withheld shall be deter-mined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Code (the "Tax Date"). All elections by Optionees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Board and shall be subject to the following restrictions:

          (i) the election must be made on or prior to the applicable Tax Date;

          (ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

          (iii) all elections shall be subject to the consent or disapproval of the Board; and

          (iv) the election must comply with Rule 16b-3 under the Exchange Act.

      (d) Limitations on Exercise. Notwithstanding anything else to the contrary
          -----------------------
in the Plan or any Grant, no Option may be exercisable later than the expiration date of the Option.

      8. Exercise of Option.
         ------------------

      (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted
          -----------------------------------------------
hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

     An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 hereof.

      (b) Rule 16b-3.  Options granted to Outside Directors must comply with the
          ----------
applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act set forth in Rule 16b-3 with respect to Plan transactions. If any provision of this Plan is found not to be in compliance with Rule 16b-3 and cannot be amended or modified by the Board to so comply, the provision shall be deemed null and void.

      (c) Termination of Status as a Director.  If an Outside Director ceases to
          -----------------------------------
serve as a Director, he may, but only within three (3) months after the date he ceases to be a Director of the Company, exercise his Option or Options to the extent that he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its seven (7) year term has expired. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

      (d) Disability of Optionee. Notwithstanding the provisions of Section 8(c)
          ----------------------
above, in the event an Optionee is unable to continue his service as a Director as a result of his total and permanent disability (as defined in Section 22(e) (3) of the Code), he may, but only within twelve (12) months from the date he ceases to serve as a Director, exercise his Option to the extent he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its seven (7) year term has expired. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

      (e) Death of Optionee.  In the event of the death of an Optionee, the
          -----------------
Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its seven (7) year term has expired.

      9. Non-Transferability of Options.  The Option may not be sold, pledged,
         ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      10. Adjustments Upon Changes in Capitalization or Merger. Subject to any
          ----------------------------------------------------
required action by the stockholders of the Company and compliance with applicable securities laws, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"; and provided further that fractional shares shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall be cashed out at Fair Market Value. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, all outstanding Options, shall, notwithstanding any contrary terms in the Options, terminate on a date at least twenty (20) days after the Board gives written notice to the Optionees specifying the terms and conditions of such termination.

     In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation or the successor corporation shall provide substantially similar consideration to Optionees as was provided to stockholders (after taking into account the existing provisions of the Optionees' Options such as the exercise price and the vesting schedule). In the event that such successor corporation does not agree to assume such Options, substitute such Options or provide similar consideration, Optionees shall have the right to exercise Options as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If an Option becomes fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Company shall notify the Optionee that the Option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the Option will terminate upon the expiration of such period.

      11. Amendment and Termination of the Plan.
          -------------------------------------

      (a) Amendment and Termination.  The Board may at any time amend, alter,
          -------------------------
suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent, except as necessary for compliance with Rule 16b-3. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.


      (b) Effect of Amendment or Termination.  Subject to Section 8(b), any such
          ----------------------------------
amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

      12. Time of Granting Options.  The date of grant of an Option shall, for
          ------------------------
all purposes, be the dates set forth in Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

      13. Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      14. Reservation of Shares. The Company, during the term of this Plan, will
          ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      15. Option Agreement.  Options shall be evidenced by written option
          ----------------
agreements in such form as the Board shall approve.

      16. Stockholder Approval.  Continuance of the Plan shall be subject to
          --------------------
approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                                    FORM OF

                           SYQUEST TECHNOLOGY, INC.

                   NON-EMPLOYEE DIRECTOR STOCK OPTION GRANT


Optionee: ______________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

Total Shares Subject to Option: ________________________________________________

Exercise Price Per Share: ______________________________________________________

Date of Grant: _________________________________________________________________

Expiration Date of Option: _____________________________________________________

          1. Grant of Option.  SyQuest Technology, Inc., a Delaware corporation
             ---------------
(the "Company"), hereby grants to the optionee named above ("Optionee") an option (this "Option") to purchase the total number of shares of Common Stock of the Company set forth above (the "Shares") at the exercise price per share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Stock Option Grant and the Company's 1992 Non Employee Director Stock Option Plan, as amended to the date hereof (the "Plan"). This option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

          2. Exercise Period of Option. The option rights granted hereunder are
             -------------------------
exercisable during the time period or periods, and as to the number of Shares exercisable during each time period, as follows:

          (a) _______________ Shares, or any part thereof, may be exercised at any time or times, from and including _______________ to and including ___________________;

          (b) an additional ____________ Shares, or any part thereof, may be exercised at any time or times, from and including ______________ to and including _______________;

          (c) an additional __________________ Shares, or any part thereof, may be exercised at any time or times, from and including _________________ to and including _____________________;

          (d) and the remaining _________________Shares, or any part thereof, may be exercised at any time or times, from and including ______________ to and including _______________;

          Notwithstanding the above, this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. The portion of Shares as to which an option is exercisable in accordance with the above schedule as of the applicable dates shall be deemed "Vested Options."

          3. Restriction on Exercise. This Option may not be exercised unless
             -----------------------
such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as are in effect on the date of exercise, and the requirements of any stock exchange or over the counter market on which the Company's Common Stock may be listed or quoted at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

          4. Termination of Option. Except as otherwise provided below in this
             ---------------------
Section 4, this Option shall terminate and may not be exercised if Optionee ceases to serve as a Director of the Company.

          (a) Termination Generally.  If Optionee ceases to serve as a Director
              ---------------------
of the Company for any reason except death or disability, optionee may, but only within three (3) months after the date optional cease to serve as a Director, exercise the Option to the extent that he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the option be exercised after the Expiration Date. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

          (b) Disability of Optionee. Notwithstanding the provisions of Section
              ----------------------
4(a) above, in the event Optionee is unable to continue his service as a Director as a result of his total and permanent disability (as defined in Section 22(e) (3) of the Code), he may, but only within twelve (12) months from the date Optionee ceases to serve as a Director, exercise his Option to the extent Optionee was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may this option be exercised after the Expiration Date. To the extent that Optionee was not entitled to exercise this Option at the date of termination, or if he does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

          (c) Death of Optionee. In the event of the death of Optionee, this
              -----------------
Option may be exercised, at any time within twelve (12) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death. Notwithstanding the foregoing, in no event may this Option be exercised after the Expiration Date.

          5. Manner of Exercise.

          (a) Exercise Agreement. This Option shall be exercised by delivery to
              ------------------
the Company of an executed written Stock Option Exercise Agreement in the form attached hereto as Exhibit 1, or in such other form as may be approved by the Board which shall set forth optionee's election to exercise some or all of this option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required to comply with applicable securities laws.

          (b) Exercise Price. Such notice shall be accompanied by full payment
              --------------
of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in cash (by check), or, where permitted by law, by any of the following methods approved by the Board:

[Delete those not authorized by the Board]

[_] By other Shares of the Company which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which this Option is exercised;

[_] By a waiver of compensation due or accrued to Optionee for services rendered;

[_] Through a guaranty by the Company of a loan to the Optionee by a third party of all or part of the Exercise Price (but not more than the Exercise Price), and such guaranty may be on an unsecured or secured basis as the Board shall approve (including, without limitation, by a security interest in the Shares);

[_] Provided that a public market for the Company's Common Stock exists, through a "same day sale" commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

[_] Provided that a public market for the Company's Common Stock exists, through a "margin" commitment from the optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

[_]             By any combination of the foregoing.


          (c)  Withholding Taxes. If required under applicable law, prior to the
               -----------------
issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. The Optionee may provide for payment of Optionee's minimum statutory withholding taxes upon exercise of the option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld, all as set forth in Section 7(e) of the Plan. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised. All elections by Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Board and shall be subject to the following restrictions:

             (i) the election must be made on or prior to the applicable Tax
     Date;

             (ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

             (iii) all elections shall be subject to the consent or disapproval of the Board; and

             (iv) the election must comply with Rule 16b-3 under the Exchange
     Act.

          (d) Issuance of Shares. Provided that such notice and payment are in
              ------------------
form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

          6. Nontransferability of Option. This Option may not be transferred in
             ----------------------------
any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

          7.  Taxation Upon Exercise of Option. Optionee understands that, upon
              --------------------------------
exercise of this Option, he will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the Exercise Price paid for such Shares. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option will be treated as capital gain or loss.

          8.  Interpretation. Any dispute regarding the interpretation of this
              --------------
Stock Option Grant shall be submitted by Optionee or the Company to the Board, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on the Company and on Optionee.

          9.  Entire Agreement. The Plan and the Stock Option Exercise Agreement
              ----------------
attached hereto as Exhibit are incorporated herein by this reference. This Stock Option Grant, the Plan and the Stock Option Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.


                                            SyQuest Technology, Inc.

                                            By: ____________________________

                                            Name: __________________________

                                            Title: _________________________

                                  ACCEPTANCE

          Optionee hereby acknowledges receipt of a copy of the Plan and a Prospectus related to the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax advisor prior to such exercise or disposition.

                                            OPTIONEE


                                            _______________________________
                                            Signature

                                            _______________________________
                                            Print Name

                                   EXHIBIT 1

                  TO NON-EMPLOYEE DIRECTOR STOCK OPTION GRANT

                        STOCK OPTION EXERCISE AGREEMENT


          This Agreement is made this ____________ day of ___________, 19__ between SyQuest Technology, Inc. (the "Company"), and the optionee named below ("Optionee").


Optionee: ______________________________________________________________________

Phone Number: ________________________ Social Sec. No.:_________________________

Address: _______________________________________________________________________

Optionee hereby elects to exercise the following Option(s):


                                    Number of
                  Date of           Shares          Price Per
Grant No.:        Grant:            Purchased:      Share:
___________       ___________       _________       ________

___________       ___________       _________       ________

___________       ___________       _________       ________


                  TOTAL SHARES  _____________

                  AGGREGATE PURCHASE PRICE  ____________


      Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Stock Option Grant to which this Agreement relates, as follows [check as applicable and complete]:


[_] in cash in the amount of $__________, which represents $_____________ for payment in full for the Shares, receipt of which is acknowledged by the Company;

[_]        by check in the amount or $ ______________, which represents $
           ____________ for payment in full for the Shares receipt or which is acknowledged by the Company;

[_] ________________________ (broker) has paid to the Company on my behalf of $_______________, which represents $_____________ for payment in full for the Shares, receipt or which is acknowledged by the Company;

      Optionee hereby directs that the certificate(s) for the Shares being purchased be registered in the following name(s) and sent to the following address (if different from above):

                ___________________________________________

                ___________________________________________

                ___________________________________________


      Optionee understands that transfer of the Shares being purchased may be restricted by applicable federal and state securities laws, and that the certificate(s) representing such shares may bear a legend or legends to that effect.

      OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

      Optionee represent and warrants to the Company that it has received, read and understands each of the following documents:

      1. The 1992 Non Employee Director Stock Option Plan and the Stock Option Grant(s) relating to options exercised hereby.

      2. A copy of the prospectus relating to the Plan.

      3. Any one of the following:

         a. A copy of the Company's latest annual report;
         b. A copy of the Company's latest Form 10-K; or
         c. A copy of a prospectus (other than the prospectus relating to the Plan) containing audited financial statements for the Company's most recent fiscal year.

      4. Copies of all reports, proxy statements and other communications distributed generally to the Company's stockholders.

Submitted By:                               Accepted By:

OPTIONEE                                    SyQuest Technology, Inc.


__________________________________
[print name]


__________________________________          By:___________________________
[signature]                                    Stock Option Administrator









________________________________________________________________________________
FOR ADMINISTRATIVE USE ONLY:


BROKER _________________________________
SALE PRICE _____________________________
SALE DATE ______________________________